Exhibit 99.1

June 26, 2019

Midstates Petroleum Company, Inc.

321 South Boston Avenue

Suite 1000

Tulsa, Oklahoma 74103

Re: Registration Statement on Form S-4 (the “Registration Statement”) (File No. 333-231999) of Midstates Petroleum Company, Inc. (the “Company”)

Dear Ladies and Gentlemen:

Reference is made to our opinion letter (“opinion”), dated May 5, 2019.

Our opinion was provided for the information and assistance of the Board of Directors of the Company in connection with its evaluation of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Amendment No. 1 to its Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement on Form S-4 under the captions “Summary - Opinion of Midstates’ Financial Advisor”, “The Merger - Background of the Merger”, “The Merger - Recommendation of the Midstates Board and Reasons for the Merger”, “The Merger - Certain Midstates Unaudited Prospective Financial and Operating Information” and “The Merger - Opinion of Midstates’ Financial Advisor” and to the inclusion of our opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement, appearing as Annex B to such Joint Proxy Statement/Prospectus.   Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ HOULIHAN LOKEY CAPITAL, INC.

HOULIHAN LOKEY CAPITAL, INC.